EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-35452 of Capitol Federal Financial and Subsidiary (the "Company") on Form S-8 of our report dated November 7, 2002, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2002.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

December 23, 2002